UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 23, 2007
Volterra Semiconductor Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50857	94-3251865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3839 Spinnaker Court, Fremont, CA	94538-6437
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 743-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On July 23, 2007, the registrant issued a press release announcing its financial results for its second quarter ended June 30, 2007. The press release, dated July 23, 2007, is attached hereto as Exhibit 99.1.
The information contained in this report and the exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained herein and the exhibit attached hereto shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Volterra Semiconductor Corporation, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.
Item 8.01. Other Events.
The press release also disclosed that the Company’s Board of Directors has approved the repurchase of up to an aggregate of $15 million of its common stock. The repurchase program is expected to begin in August, and the repurchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market. The repurchases shall be made in compliance with applicable rules and regulations and may be made under a plan that complies with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.
The following exhibit is furnished with this document:

Exhibit	Description of Exhibit
Number
99.1	Press Release dated July 23, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation
Date: July 23, 2007	By:	/s/ Greg Hildebrand
Greg Hildebrand
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
Number
99.1	Press Release dated July 23, 2007